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[CNA SURETY LOGO]

FOR IMMEDIATE RELEASE
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CONTACT:    John F. Corcoran, 312-822-1371
                       Doreen Lubeck, 773/583-4331


       CNA SURETY DELAYS FOURTH QUARTER AND YEAR-END EARNINGS RELEASE AND
                                CONFERENCE CALL


CHICAGO, FEBRUARY 10, 2004 - CNA Surety is delaying its fourth quarter and year-end earnings release and investor conference call pending resolution of the proper accounting for a significant, one-time cash payment that the Company expects to receive in the first quarter of 2004. This benefit relates to $10.9 million of return premium due to the Company from a retrospectively rated reinsurance treaty between the Company and its affiliate, Continental Casualty Company.

Resolution of the accounting issue is expected to benefit quarterly earnings.

The earnings release and conference call will be rescheduled when this issue has been resolved.